UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MaxLinear, Inc. (“MaxLinear”) held its 2010 annual meeting of stockholders on October 29, 2010 (the “Annual Meeting”). Of the 31,266,237 shares of MaxLinear’s Class A and Class B common stock outstanding as of September 15, 2010, 25,908,669 shares were represented at the Annual Meeting, either in person or by proxy, constituting 82.86% of the outstanding shares entitled to vote. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.	Election of Class I Directors. The following nominees were re-elected to serve as Class I directors, each to hold office until MaxLinear’s 2013 annual meeting of stockholders and until his respective successor has been duly elected and qualified or his earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
Kenneth P. Lawler	24,867,701	17,505	1,023,463
David E. Liddle, Ph.D.	24,867,917	17,289	1,023,463

2.	Ratification of Selection of Independent Registered Public Accounting Firm. The selection of Ernst & Young LLP as MaxLinear’s independent registered public accounting firm for the fiscal year ending December 31, 2011, was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions
25,891,848	13,106	3,715

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2010	MAXLINEAR, INC.
(Registrant)

	By:	/S/ JOE D. CAMPA
Joe D. Campa
Vice President, Finance and Treasurer
(Principal Financial Officer)

/S/ PATRICK E. MCCREADY
Patrick E. McCready
Chief Accounting Officer and Controller
(Principal Accounting Officer)

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